Exhibit 99.1

Fortrea Completes Divestiture of Endpoint Clinical and Patient Access Businesses to Arsenal Capital Partners

DURHAM, N.C., June 4, 2024 - Fortrea (Nasdaq: FTRE) a leading global contract research organization (“CRO”), today announced it has completed the divestiture of assets relating to its Enabling Services segment, namely its Endpoint Clinical (“Endpoint”) and Fortrea Patient Access (“FPA”) businesses, to Arsenal Capital Partners (“Arsenal”), a leading private equity firm specializing in building market-leading, technology-rich healthcare and industrial growth companies.

Endpoint and FPA provide best-in-class Randomization and Trial Supply Management (RTSM) and patient access solutions respectively. They both represent strategically differentiated entry points within the pharmaceutical services value chain, where Arsenal holds significant domain, scientific and technical knowledge.

Arsenal has appointed Sam Osman, former president of Fortrea’s Enabling Services segment, to serve as chief executive officer of the new entities, and Raymond (“Ray”) H. Hill, an operating partner within Arsenal’s healthcare team, will serve as chairman of the board.

“Endpoint and FPA are distinctly positioned to support the patient journey across clinical trials and through access to novel therapeutics after approval,” said Sam Osman, chief executive officer of Endpoint and FPA. “With Arsenal as our partner, I am confident that both our businesses and our teams will benefit from accelerated growth opportunities as well as investment and executive focus, resulting in enhanced capabilities and solutions for customers.”

“The successful closing of this transaction is a testament to the caliber of the teams involved, who have planned a smooth transition for colleagues, customers and the patients we serve,” said Fortrea Chairman and CEO Tom Pike. “This transaction enables both organizations to focus their leadership and resources on delivering optimal solutions for our customers. As previously disclosed, the net proceeds from this divestiture will be used to reduce a portion of Fortrea’s overall debt structure. As a pure-play clinical CRO, Fortrea remains committed to our mission of delivering solutions that bring life-changing treatments to patients faster.”

Ray Hill, an operating partner of Arsenal and chairman of the board for Endpoint and FPA, said, “I am incredibly excited to be a part of Endpoint and FPA’s next chapter. I look forward to working with the management team in building a strategically important company that provides data-driven solutions for patients.”

Endpoint Clinical
Endpoint operates in the high growth eClinical market as a leading provider of Randomization and Trial Supply Management (RTSM) solutions to biopharmaceutical and CRO customers with expertise in serving complex and late-stage clinical trials. For more than 15 years, Endpoint has had a successful track record of effectively supporting more than 1,750 clinical trials involving 875,000 patients across 90 countries and has cultivated a blue-chip customer base and nurtured long-standing strategic relationships.

Fortrea Patient Access
Fortrea Patient Access is a scaled leader in the HUB services and patient access market, serving the biopharmaceutical industry with comprehensive patient support, product access, affordability and adherence solutions for more than 30 years. Further advanced by its recently expanded non-commercial specialty pharmacy, FortreaRx™, to support enhanced distribution of cold-chain and ambient free goods products, Fortrea Patient Access is committed to driving patient outcomes and improving healthcare accessibility through its extensive experience while currently supporting more than 2.5 million patients and over 100 unique brands across more than 25 disease indications.

About Arsenal Capital Partners
Arsenal Capital Partners is a leading private equity investment firm that specializes in building market-leading industrial growth and healthcare companies. Since its inception in 2000, Arsenal has raised institutional equity investment funds totaling over $10 billion, completed more than 300 platform and add-on acquisitions, and achieved more than 35 realizations. The firm works with management teams to build strategically important companies with leading market positions, high growth and high value-add. For more information, visit www.arsenalcapital.com.

About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally. Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter).

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including the timing of the use of net proceeds to repay a portion of the Company’s outstanding debt. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from these forward-looking statements due to a number of factors, including, but not limited to factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the "SEC"), as such risk factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in the Company’s filings with the SEC. All forward-looking statements are made only as of the date of this release, and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

Fortrea Contacts:

Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943 5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

Arsenal Contact:
Ellen Pavlovsky – epavlovsky@arsenalcapital.com